Exhibit 99.1

                  Advocat Inc. Announces 2005 Year End Results


      BRENTWOOD, Tenn.--(BUSINESS WIRE)--March 29, 2006--Advocat Inc. (NASDAQ
OTC: AVCA) today announced its results for the fourth quarter and year ended December 31, 2005.
      Advocat Inc. provides long-term care services to nursing home patients in eight states, primarily in the Southeast. The Company has 43 centers containing 4,505 licensed nursing beds.

      2005 Results

      Income Statement Highlights

      Net income from continuing operations for 2005 was $30.6 million compared to $12.5 million in 2004 which amounted to $4.69 per diluted share versus the previous year's $1.93 per diluted share. The Company's results included a $4.0 million net benefit for professional liability costs compared to a $1.8 million net benefit in 2004. Furthermore, in 2005 a benefit for income taxes of $13.8 million was recorded versus a provision of $266,000 in 2004. Net income, after deducting a loss from discontinued operations of $5.3 million in 2005, was $25.0 million. In 2004, net income was $2.5 million after a loss from discontinued operations of $9.7 million. For 2005 there were 6.5 million weighted average shares outstanding on a fully diluted basis.

      Revenue Highlights

      For 2005, revenue grew to $203.7 million compared to $191.2 million in 2004. This increase of $12.5 million resulted mostly from Medicare rate increases, higher Medicaid rates in certain states, and increased Medicare utilization.

      Balance Sheet Highlights

      Shareholders' deficit decreased to $16.9 million at December 31, 2005, from $41.9 million at last year end, primarily as a result of 2005 net income of $25.0 million. Self-insured professional liability reserves were $34.5 million at December 31, 2005, compared to $42.9 million at December 31, 2004. The Company also reduced the valuation allowance on its deferred tax assets. The Company previously had a full valuation allowance on its net deferred tax assets, including tax loss carryforwards. Based on its improved performance, the Company was able to reduce this valuation allowance.
      More complete financials are available in the 2005 Form 10-K, which was filed today with the SEC. Included in this press release are comparisons of 2005 versus 2004 years and fourth quarters, and there is a table presenting condensed cash flows from operating activities of continuing operations as well as a condensed balance sheet.
      Mr. William Council, CEO of Advocat, stated, "Last year was a very good one for Advocat and the progress so far in 2006 is positive. In this regard, we recently reported new loan agreements with our primary bank lender. Revenue improvements, excellent income gains, occupancy rate increases, improved Medicare utilization rates, and the proposed sale of assisted living facilities are main measurements of our success. Creating these results is a dedicated Advocat staff that is committed to a program of quality care for our patients. As a result of these efforts, several of our nursing centers were awarded public recognition for excellence. Our goal is to become the leading nursing center within each community we serve. Building reputation, strengthening our marketing effort, and aesthetically upgrading the centers are ongoing processes for our Company."

      Occupancy and Medicare Utilization

      The average rate of occupancy at the Company's nursing centers for 2005 was 76.2%, a total increase of 30 basis points over 2004. The average rate of occupancy during the fourth quarter 2005 was 77.6%. This is 120 basis points better than the same quarter last year. The quality mix of occupancy is also very important. Medicare revenues were 30% of the totals for 2005 which was 70 basis points better than a year ago. For the fourth quarter, Medicare revenues were 29.7% in 2005, which was 20 basis points better than 2004.
      For 2005, Medicare patient days accounted for approximately 13.0% of total patient days, compared to 12.7% for 2004. For the fourth quarter of 2005, Medicare patient days were 13.0% of total patient days, compared to 12.3% for the same quarter last year.

      Liquidity and Capital Resources

      As of December 31, 2005, the Company had $31.5 million of scheduled debt maturities that must be repaid or refinanced during the next twelve months. The Company is actively working with its lenders to address these issues. On March 17, 2006, the Company entered into a two year renewal of its term notes and working capital line of credit agreement with its primary bank lender.
      The Company expects to close during the second quarter of this year the sale of 11 assisted living facilities in North Carolina for approximately $11.0 million, although no assurances can be given that this sale will be completed. The Company has also entered into an agreement to sell its remaining assisted living facility in North Carolina, which sale is subject to certain contingencies. These facilities and three nursing centers are collateral for mortgage debt with a commercial finance company totaling approximately $27.7 million as of December 31, 2005. These mortgages were scheduled to mature on April 1, 2006, and the Company has entered into a 60 day extension for $17.7 million of this debt that is secured by the assisted living facilities and has entered into a 90 day extension for $10.0 million of this debt that is secured by the three nursing centers. The Company is actively working with this lender in an effort to obtain a longer term extension of these debt maturities, but no agreement has been reached, and no assurances can be made that these efforts will be successful.

      Facility Improvements

      As announced last summer, Omega, a real estate investment trust and our largest financial partner, is providing additional financing of up to $5 million for the renovation of facilities leased by the Company. The first project was completed in early January and three additional projects are in progress. Two other projects are in the design phase.

      Conference Call

      A conference call has been scheduled to discuss the fourth quarter and year end results for the period ended December 31, 2005, on Thursday, March 30, 2006 at 1:00 P.M. central time (2:00 P.M. eastern time).

      The conference call information is as follows:




Date:                      Thursday, March 30, 2006
Time:                      1:00 P.M. Central Time, 2:00 P.M. Eastern
Webcast Links:

http://phx.corporate-ir.net/playerlink.zhtml?c=77083&s=wm&e=1235156
www.streetevents.com
www.earnings.com
www.irinfo.com/avc

Dial in numbers:  (866) 277-1184 (domestic) or
                  (617) 597-5360 (international)
Passcode:         77584680


      A replay of the conference call will be accessible two hours after its completion through April 13, 2006 by dialing (617) 801-6888 and entering passcode 75328937.

      Forward-Looking Statements

      Forward-looking statements made in this release involve a number of risks and uncertainties, including but not limited to, uncertainty regarding our ability to complete all of the described transactions and restructure the remaining debt, changes in governmental reimbursement, government regulation and health care reforms, the increased cost of borrowing under our credit agreements, covenant waivers from our lenders, possible amendments to our credit agreements, ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of regulatory proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, changing economic conditions as well as other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as in other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors that could cause actual results to differ materially from those indicated in the forward-looking statements. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

      For additional information about the Company, visit Advocat's web site: http://www.irinfo.com/avc


                     -Financial Tables to Follow-


                             ADVOCAT INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                           December 31,  December 31,
                                              2005          2004
                                           -----------   -----------
ASSETS:
Current Assets
    Cash and cash equivalents              $  7,070      $  5,829
    Restricted cash                             625           773
    Receivables, net                         18,147        16,073
    Deferred income taxes                     1,004             -
    Other current assets                      5,180         3,325
                                           ---------     ---------
       Total current assets                  32,026        26,000

Property and equipment, net                  39,421        36,835
Deferred income taxes                        12,856             -
Note receivable, net                          5,198         5,214
Other assets, net                             4,261         4,343
                                           ---------     ---------
TOTAL ASSETS                               $ 93,762      $ 72,392
                                           =========     =========

LIABILITIES AND SHAREHOLDERS' DEFICIT:
Current Liabilities
    Short-term debt and current portion
       of long-term debt and settlement
       promissory notes                    $ 47,419      $ 45,953
    Trade accounts payable                    4,415         4,905
    Accrued expenses:
       Payroll and employee benefits          8,495         6,826
       Current portion of self-
        insurance reserves                    5,952        10,002
       Other current liabilities              5,715         3,803
                                           ---------     ---------
       Total current liabilities             71,996        71,489
Noncurrent Liabilities
    Settlement promissory notes,
     less current portion                       128         1,071
    Self-insurance reserves, less
     current portion                         29,041        32,695
    Other noncurrent liabilities              4,717         4,559
                                           ---------     ---------
       Total noncurrent liabilities          33,886        38,325

REDEEMABLE CONVERTIBLE PREFERRED STOCK        4,750         4,432

SHAREHOLDERS' DEFICIT                       (16,870)      (41,854)
                                           ---------     ---------
TOTAL LIABILITIES AND SHAREHOLDERS'
 DEFICIT                                   $ 93,762      $ 72,392
                                           =========     =========


                             ADVOCAT INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)



                                    For the              For the
                               Three Months Ended  Twelve Months Ended
                                   December 31,        December 31,
                                 2005      2004       2005      2004
                               --------  --------   --------  --------
                             (Unaudited)(Unaudited)
REVENUES:
    Patient revenues, net     $ 53,744  $ 50,674   $203,658  $191,224
                               --------  --------   --------  --------
EXPENSES:
    Operating                   39,652    38,297    155,512   147,842
    Lease                        3,911     3,814     15,836    15,283
    Professional liability         851       264     (3,962)   (1,834)
    General and
     administrative              3,424     3,032     13,311    11,692
    Depreciation                   922       827      3,493     3,228
    Asset impairment
     and other charges               -       219          -       219
                               --------  --------   --------  --------
                                48,760    46,453    184,190   176,430
                               --------  --------   --------  --------
OPERATING INCOME                 4,984     4,221     19,468    14,794
                               --------  --------   --------  --------
OTHER INCOME (EXPENSE):
    Foreign currency
     transaction gain               25       288        161       784
    Interest income                133       131        534       286
    Interest expense              (965)     (789)    (3,382)   (3,069)
                               --------  --------   --------  --------
                                  (807)     (370)    (2,687)   (1,999)
                               --------  --------   --------  --------
INCOME FROM CONTINUING
 OPERATIONS BEFORE
 INCOME TAXES                    4,177     3,851     16,781    12,795

PROVISION (BENEFIT) FOR
 INCOME TAXES                  (13,705)       38    (13,820)      266
                               --------  --------   --------  --------
NET INCOME FROM
 CONTINUING OPERATIONS          17,882     3,813     30,601    12,529
INCOME (LOSS ) FROM
 DISCONTINUED OPERATIONS:
    Operating loss, net of
     tax provision (benefit)
     of $394, $(20), $359
     and $88, respectively      (4,957)   (8,109)    (5,698)  (10,038)
    Gain on sale, net of
     tax provision of $0,
     $12 , $0 and $436,
     respectively                    8       131        399       290
                               --------  --------   --------  --------
NET LOSS FROM DISCONTINUED
 OPERATIONS                     (4,949)   (7,978)    (5,299)   (9,748)
                               --------  --------   --------  --------
NET INCOME (LOSS)               12,933    (4,165)    25,302     2,781
PREFERRED STOCK DIVIDENDS,
 ACCRUED BUT NOT PAID               81       76         318       297
                               --------  --------   --------  --------
NET INCOME (LOSS)
 FOR COMMON STOCK             $ 12,852  $ (4,241)  $ 24,984  $  2,484
                               ========  ========   ========  ========
NET INCOME (LOSS) PER
 COMMON SHARE:
    Per common share - basic
       Income from continuing
        operations            $   3.11  $   0.66   $   5.29  $   2.16
       Loss from discontinued
        operations               (0.87)    (1.40)     (0.93)    (1.72)
                               --------  --------   --------  --------
                              $   2.24  $  (0.74)  $   4.36  $   0.44
                               ========  ========   ========  ========
    Per common share - diluted
       Income from continuing
        operations            $   2.75  $   0.58   $   4.69  $   1.93
       Loss from discontinued
        operations               (0.76)    (1.23)     (0.81)    (1.51)
                               --------  --------   --------  --------
                              $   1.99  $  (0.65)  $   3.88  $   0.42
                               ========  ========   ========  ========
WEIGHTED AVERAGE COMMON SHARES:
    Basic                        5,725     5,699      5,725     5,660
                               ========  ========   ========  ========
    Diluted                      6,499     6,476      6,498     6,437
                               ========  ========   ========  ========



                             ADVOCAT INC.
    CONDENSED STATEMENTS OF CASH FLOWS FROM OPERATING ACTIVITIES OF
                        CONTINUING OPERATIONS
                            (In thousands)

                             Three Months Ended    Twelve Months Ended
                                December 31,          December 31,
                               2005       2004      2005       2004
                            ---------  ---------  ---------  ---------
                           (Unaudited)(Unaudited)
NET INCOME (LOSS)           $ 12,933   $ (4,165)  $ 25,302   $  2,781
Net loss from
 discontinued operations      (4,949)    (7,978)    (5,299)    (9,748)
                            ---------  ---------  ---------  ---------
Net income from continuing
 operations                   17,882      3,813     30,601     12,529
       Adjustments to
        reconcile net income
        from continuing
        operations to net
        cash provided by
        continuing operations:
       Depreciation              922        827      3,493      3,228
       Provision for
        doubtful accounts        342        283      1,560      1,359
       Deferred income
        taxes, net           (13,860)         -    (13,860)         -
       Provision for
        (benefit from)
        accrual for
        self-insured
        professional
        liability, net           697        113     (4,569)    (2,560)
       Payment of professional
        liability costs         (913)    (1,141)    (4,111)    (3,286)
       Amortization of
        deferred balances         80        114        342        386
       Provision for
        leases in excess
        of cash payments         (10)        50        158        467
       Asset impairment and
        other charges              -        219          -        219
       Foreign currency
        transaction gain         (25)      (288)      (161)      (784)
       Non-cash interest
        expense                   42         39        164        153
       Non-cash interest
        income                  (105)      (104)      (428)      (229)
                            ---------  ---------  ---------  ---------
NET CASH PROVIDED BY OPERATING
 ACTIVITIES BEFORE CHANGES IN
 OTHER ASSETS AND LIABILITIES  5,052      3,925     13,189     11,482
CHANGES IN OTHER ASSETS AND
 LIABILITIES AFFECTING
 OPERATING ACTIVITIES:
       Receivables, net       (1,950)    (1,689)    (3,798)    (1,856)
       Prepaid expenses and
        other assets            (588)      (490)    (2,516)    (1,546)
       Trade accounts
        payable and
        occurred expenses      1,608         23      2,745     (2,516)
                            ---------  ---------  ---------  ---------

NET CASH PROVIDED BY OPERATING
 ACTIVITIES OF CONTINUING
 OPERATIONS                 $  4,122   $  1,769   $  9,620   $  5,564
                            =========  =========  =========  =========



    CONTACT: Advocat Inc., Brentwood
             William R. Council, III, 615-771-7575
             or
             Cameron Associates
             Investor Relations: Rodney O'Connor, 212-554-5470